UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 16, 2018, Global Net Lease, Inc. (the “Company”) and Global Net Lease Operating Partnership, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and UBS Securities LLC as representatives of the underwriters listed on Schedule I thereto (collectively, the “Underwriters) pursuant to which the Company agreed to issue and sell 4,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in an underwritten public offering (the “Common Stock Offering”) at a price per share of $20.65. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of Common Stock.

In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities. The issuance and sale of the Shares is expected to close on or about August 20, 2018, subject to satisfaction of customary closing conditions. The Company’s total net proceeds from the Shares, after deducting the underwriting discount but not other estimated offering expenses payable by the Company, are expected to be $79.3 million.

The Company intends to contribute these net proceeds to fund acquisitions, including a portion of the purchase price for the acquisition of two net lease distribution properties, both located in the United States, for an aggregate purchase price of $135.9 million, as well as for general corporate purposes.

The Common Stock Offering is being conducted pursuant to the Company’s prospectus supplement dated August 16, 2018, in the form filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2018 (the “Prospectus Supplement”), which supplements the Company’s prospectus filed with the SEC as part of the Company’s Registration Statement on Form S-3 (File No. 333-214579), filed with the SEC on November 14, 2016, and a related free writing prospectus.

Certain of the Underwriters or their affiliates are or have been lenders to the Company under its credit facility and other loans, agents under the Company’s existing “at the market” programs (one with respect to Common Stock and one with respect to the Company’s Series A Preferred Stock, $0.01 par value per share) or counterparties with respect to certain of the Company’s swaps.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference into this Item 1.01. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference into this Item 1.01.

Copies of the opinions of Venable LLP and Proskauer Rose LLP relating to the Common Stock Offering are attached to this Current Report on Form 8-K as Exhibits 5.1 and 8.1, respectively.

Item 7.01.	Regulation FD Disclosure.

Press Releases

On August 15, 2018, the Company issued a press release announcing the launch of the Common Stock Offering.

On August 16, 2018, the Company issued a press release announcing the pricing of the Common Stock Offering.

Copies of these press releases are attached as Exhibits 99.1 and 99.2, and are hereby incorporated by reference into this Item 7.01. These press releases shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 16, 2018, by and among Global Net Lease, Inc., Global Net Lease Operating Partnership, L.P., BMO Capital Markets Corp. and UBS Securities LLC as representatives of the underwriters listed on Schedule I thereto.
5.1	Opinion of Venable LLP.
8.1	Opinion of Proskauer Rose LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto).
99.1	Press Release, dated August 15, 2018.
99.2	Press Release, dated August 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2018	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Chief Executive Officer and President